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                                                                Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated July 26, 2000 on American Spectrum Predecessor, Meadow Wood Village Apartments, Ltd. LP and Nooney Rider Trail, LLC (and to all references to our
Firm) included in or made a part of this registration statement (Registration Statement File No 333- _______).


/s/ Arthur Andersen LLP

August 9, 2000